** Full Px Details ** Harley-Davidson Motorcycle Trust (HDMOT 2025-A)

Joint Bookrunners: Barclays (str), Mizuho and MUFG

Co-Managers: BMO, Citi, Lloyds, PNC, US Bancorp

-Anticipated Capital Structure-

TOTAL OFFERED

CLS SIZE($MM) SIZE($MM)* WAL S&P/MDYs** BNCH SPRD YLD(%) CPN(%) PX(%)

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A-1 87.000 82.650 0.23 A-1+/P-1 I-CRV +20 4.526 4.526 100.00000

A-2A 96.580 91.750 1.03 AAA/Aaa I-CRV +66 4.765 4.71 99.99184

A-2B 96.580 91.750 1.03 AAA/Aaa SOFR30A +66 100.00000

A-3 193.160 183.500 2.40 AAA/Aaa I-CRV +77 4.725 4.67 99.97950

A-4 53.000 50.350 3.56 AAA/Aaa I-CRV +87 4.847 4.79 99.97153

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** Expected ratings

PRICED - TOE 3:30PM ET

Transaction Details

* Ticker: HDMOT 2025-A

* Offered Size: $500mm (no grow)

* Format: Public/SEC Registered

* Pricing speed: 1.40% ABS to 10% Call

* Expected Ratings: S&P/Moody's

 * ERISA Eligible: Yes

* Min denoms: $1k x $1k

* Expected Settlement: May 28, 2025

* First Payment Date: June 16, 2025

* Bill and Deliver: Barclays

Offering Materials

* Preliminary Prospectus, FWP (Attached)

* Deal Roadshow

Investor Login Details: https://dealroadshow.com

Entry Code (Case Sensitive): HDMOT25A